UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)     December 13, 2002


                               GTDATA CORPORATION
             (Exact name of registrant as specified in its chapter)


          Nevada                   033-05844-NY              87-0575839
(State or other jurisdiction       (Commission              (IRS Employer
      of incorporation             File Number)           Identification No.)


625 Cochran Street, Simi Valley, California       93065
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code:   (805) 582-3600


           ----------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 5.  Other Events and Regulation FD Disclosure

     Effective December 2, 2002, the Company appointed Gerald DeCiccio to its Board of Directors and as the chairman of its audit committee.

     Mr. DeCiccio is the Chief Financial Officer and a member of the Board of Directors of GTC Telecom Corp., a nation wide communications solutions provider. He has over twenty years experience in the financial and accounting field. Prior to joining GTC, Mr. DeCiccio was the Vice President of Finance and Administration for National Telephone & Communications, Inc., an inter-exchange carrier and provider of communications products and services. Mr. DeCiccio received his B.S. in Accounting from Loma Linda University and his M.S. in Finance and Systems Technology from University of Southern California. He is also a Certified Public Accountant in the State of California.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         GTDATA CORPORATION

Date:    December 13, 2002               By:  /s/ Robert Genesi
                                              -----------------
                                              Robert Genesi, President and Chief
                                              Executive Officer